STOCK ORDER FORM

Alliance Bancorp, Inc. of Pennsylvania

Stock Information Center
C/O Stifel Nicolaus
18 Columbia Turnpike
Florham Park, NJ 07932

Call us toll-free
at 1-( ) ___ - ____

For Internal Use Only

BATCH #__________ ORDER #__________ CATEGORY ________
REC'D________________________ O ________ C ________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m., Eastern Time, on _____, 2010. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Alliance Bank's main office, which is located at 541 Lawrence Road, Broomall, PA. Hand-delivered Stock Order Forms will only be accepted at this location. You may NOT deliver this form to other Alliance Bank offices. Please do not mail Stock Order Forms to Alliance Bank. **Faxes or copies of this form are not require to be accepted.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE		(2) TOTAL PAYMENT DUE
	X $10.00	=	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Alliance Bancorp, Inc.** in the amount of: $ .00

Checks and money orders will be cashed upon receipt. Cash will be accepted only if delivered in person to Alliance Bank's main office located at 541 Lawrence Road, Broomall, PA. Wire transfers and third party checks will not be accepted for this purchase. Alliance Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Alliance Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at Alliance Bank, and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Alliance Bank Deposit Account Number(s)	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors with accounts at Alliance Bank with aggregate balances of at least $50 at the close of business on June 30, 2009.
b. ☐ Depositors with accounts at Alliance Bank with aggregate balances of at least $50 at the close of business on _______, 2010.
c. ☐ Depositors with accounts at Alliance Bank at the close of business on _______, 2010.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 9, check the **first** box that applies to this order:

d. ☐ You are a resident of Delaware County or Chester County, Pennsylvania.
e. ☐ You were an Alliance Bancorp shareholder as of _________, 2010.
f. ☐ You are placing an order in the Community Offering, but neither (d) nor (e) above apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Alliance Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES Check if you are an Alliance Mutual Holding Company, Alliance Bancorp, Inc. or Alliance Bank:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates of and groups of persons acting in concert with you, have submitted other orders for shares in the Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 9 on other Stock Order Forms*	*Number of shares ordered*

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower Subscription Offering priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				*Reporting SSN/Tax ID No.*
First Name, Middle Initial, Last Name				*SSN/Tax Id No.*
Street				*Daytime Phone Number **(important)***
*City **(important)***	*State*	*Zip*	*County **(important)***	*Evening Phone Number **(important)***

(10)FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐ Corporation/Partnership ☐ Other ___________

FOR BROKER USE ONLY

☐ IRA
SSN of Beneficial Owner: _____-____-_____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on _____, 2010, otherwise this form and all subscription rights will be void. I understand further that all subscriptions are subject to the terms of the Plan of Conversion and Reorganization.
(continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(Over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a person is defined to mean:

(1) any corporation or other organization, other than Alliance Mutual Holding Company, Alliance Bancorp, Inc. or Alliance Bank or a majority-owned subsidiary of Alliance Bank or Alliance Bancorp, Inc. of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities

(2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any of our tax-qualified employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of us or any of our subsidiaries.

Acting in concert – The term "acting in concert" is defined to mean:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with that other party will be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, the fact that persons reside at the same address or that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

In addition, joint account relationships and common addresses will be taken into account in applying the overall purchase limitations. Persons having the same address or exercising subscription rights through qualifying deposit accounts registered to the same address will be assumed to be associates of, and acting in concert with, each other.

We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Furthermore, we have the right, in our sole discretion, to reject any order submitted by a person whose representations we believe to be false or who we believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent the terms and conditions of the Plan of Conversion and Reorganization.

Please see the Prospectus section entitled "The Conversion and Offering - Limitations on Common Stock Purchases" for more information on purchase limitations.

(11) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Alliance Bancorp, Inc. of Pennsylvania, this Stock Order Form may not be modified or canceled without Alliance Bancorp, Inc's consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, **(2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $1.0 million, in all categories of the offering combined, for any person, together with associates of, and groups of persons acting in concert with such persons as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of Alliance Bancorp, Inc. of Pennsylvania, I received the Prospectus dated _____, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Alliance Bancorp, Inc. of Pennsylvania, in the "Risk Factors" section, beginning on page __ Risks include, but are not limited to the following:

1. Our Loan Portfolio Includes A Significant Amount of Loans Which Have a Higher Risk of Loss than Conforming, Single-Family Residential Mortgage Loans.
2. Our Allowance for Losses on Loans May Not Be Adequate to Cover Probable Losses.
3. Our Loans are Concentrated to Borrowers In Our Market Area, Which Has Experienced an Economic Downturn, and That Has Adversely Affected the Value of Collateral Securing our Loans.
4. Our Non-Performing Assets Have Increased in Recent Periods and Have Adversely Affected Our Results of Operations.
5. Our Results of Operations are Significantly Dependent on Economic Conditions and Related Uncertainties.
6. Future Changes in Interest Rates Could Reduce Our Profits.
7. Any Future Increases in Federal Deposit Insurance Corporation Insurance Premiums or Special Assessments Will Adversely Impact Our Earnings.
8. The Requirement to Account for Certain Assets at Estimated Fair Value, and a Proposal to Account for Additional Financial Assets and Liabilities at Estimated Fair Value, May Adversely Affect Our Stockholders' Equity and Results of Operations.
9. Strong Competition Within Our Market Area Could Hurt our Profits and Slow Growth.
10. We May Not Succeed In Our Plan To Grow.
11. We Have A Significant Deferred Tax Asset and Cannot Assure It Will Be Fully Realized.
12. We Operate in a Highly Regulated Environment and We May Be Adversely Affected By Changes in Laws and Regulations.
13. Recently Enacted Regulatory Reform May Have a Material Impact on Our Operations.
14. We Depend on the Skills and Performance of Management.
15. If Our Investment in the Common Stock the Federal Home Loan Bank of Pittsburgh is Classified as Other-Than-Temporarily Impaired or as Permanently Impaired, Our Earnings and Stockholders' Equity Could Decrease.
16. Our Stock Price May Decline When Trading Commences.
17. There May Be a Limited Market For Our Common Stock, Which May Adversely Affect Our Stock Price.
18. Our Share Price Will Fluctuate.
19. Additional Expenses Following the Offering From New Equity Benefit Plans Will Adversely Affect Our Net Income.
20. Our Return on Equity May Negatively Impact Our Stock Price.
21. We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Would Reduce Our Profitability.
22. Our Employee Stock Benefit Plans Will Be Dilutive.
23. We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock.
24. Our Stock Value May Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes.
25. Our Stock Value May Suffer From Federal Regulations Restricting Takeovers.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

← **See Front of Stock Order Form**

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person is 50,000 shares ($500,000). Further, no person, together with associates of, and groups of persons acting in concert with such person, may purchase more than 100,000 shares ($1.0 million) of common stock, in all categories of the offering combined. Current Alliance Bancorp shareholders are subject to these purchase limitations and to an overall ownership limitation. Please see the Prospectus section entitled "The Conversion and Offering - Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section(3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check order made payable to Alliance Bancorp Inc. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Alliance Bank's passbook savings rate until the offering is completed, at which time a subscriber will be issued a check for interest earned. Cash will only be accepted if delivered in person to Alliance Bank's main office located at 541 Lawrence Road, Broomall, PA. Please do not remit an Alliance Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Alliance Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an Alliance Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from an Alliance Bank IRA or other retirement account. **For guidance on using retirement funds, whether held at Alliance Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the ______, 2010 offering deadline, and see the Prospectus section entitled "The Conversion and Offering - Using Retirement Account Funds to Purchase Shares."** Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the **one** box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the **Subscription Offering.** If you checked one of these boxes, list all Alliance Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Boxes (d), (e) and (f) refer to the **Community Offering.** Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See the Prospectus section entitled "The Conversion and Offering," for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are an Alliance Bank, Alliance Bancorp, Inc. or Alliance Mutual Holding Company director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who reside in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. **Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete item 8, you will not receive this notification.**

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

<u>Buying Stock Individually</u> – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

<u>Buying Stock Jointly</u> – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

<u>Joint Tenants</u> – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

<u>Tenants in Common</u> – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

<u>Buying Stock for a Minor</u> – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor's social security number).

<u>Buying Stock for a Corporation/Partnership</u> – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

<u>Buying Stock in a Trust/Fiduciary Capacity</u> – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

<u>Buying Stock in a Self-Directed IRA</u> *(for trustee/broker use only)* – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Alliance Bank on June 30, 2009, ______, 2010 or ______, 2010.

Section(11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. **Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on ______, 2010.** Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form or by hand-delivery to Alliance Bank's main office, which is located at 541 Lawrence Road, Broomall, PA. Hand-delivered Stock Order Forms will only be accepted at this location. **Please do not mail Stock Order Forms to Alliance Bank.** We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. **OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.**

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(   ) ____-____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.